Contact:  Gary B. Pepper
                 Chief Financial Officer
                 (412) 681-8400

                  For Immediate Release
                  October 21, 2014

EUREKA FINANCIAL CORP. ANNOUNCES
SPECIAL CASH DIVIDEND

    Pittsburgh, Pennsylvania – October 21, 2014 – Edward F. Seserko, President of Eureka Financial Corp. (the “Corporation”), Pittsburgh, Pennsylvania, announced today that the Corporation’s Board of Directors approved a special cash dividend of $0.10 per share.  The special cash dividend will be paid, on or about November 30, 2014, to stockholders of record as of November 15, 2014.

            Eureka Bank, founded in 1886, is a federally chartered stock savings bank and operates two offices.  Eureka Financial Corp’s common stock is traded on the OTC (Over the Counter Market) under the symbol “EKFC.”

    The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.